EXHIBIT 4.02


                                      BY-LAWS

                                        OF

                            KENTUCKY UTILITIES COMPANY






                                Dated July 29, 1996


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                                      BY-LAWS

                                        OF

                            KENTUCKY UTILITIES COMPANY



                                     ARTICLE I

                                  STOCK TRANSFERS

             Section 1. Each holder of fully paid stock shall be entitled to a certificate or certificates of stock stating the number and the class of shares owned by such holder, provided that, the Board of Directors may, by resolution, authorize the issue of some or all of the shares of any or all classes or series of stock without certificates. All certificates of stock shall, at the time of their issuance, be signed by the Chairman of the Board, the President or a Vice-President and by the Secretary or Assistant Secretary, and may be authenticated and registered by a duly appointed registrar. If the stock certificate is authenticated by a registrar, the signatures of the corporate officers may be facsimiles. In case any officer designated for the purpose who has signed or whose facsimile signature has been used on any stock certificate shall, from any cause, cease to be such officer before the certificate has been delivered by the Company, the certificate may nevertheless be adopted by the Company and be issued and delivered as though the person had not ceased to be such officer.

             Section 2. Shares of stock shall be transferable only on the books of the Company and upon proper endorsement and surrender of the outstanding certificates representing the same. If any outstanding certificate of stock shall be lost, destroyed or stolen, the officers of the Company shall have authority to cause a new certificate to be issued to replace such certificate upon the receipt by the Company of satisfactory evidence that such certificate has been lost, destroyed or stolen and of a bond of indemnity deemed sufficient by the officers to protect the Company and any registrar and any transfer agent of the Company against loss which may be sustained by reason of issuing such new certificate to replace the certificate reported lost, destroyed or stolen; and any transfer agent of the Company shall be authorized to issue and deliver such new certificate and any registrar of the Company is authorized to register such new certificate, upon written directions signed by the Chairman of the Board, the President or a Vice-President and by the Treasurer or the Secretary of the Company.


             Section 3. All certificates representing each class of stock shall be numbered and a record of each certificate shall be kept showing the name of the person to whom the certificate was issued with the number and the class of shares and the date thereof. All certificates exchanged or returned to the Company shall be cancelled and an appropriate record made.

             Section 4. The Board of Directors may fix a date not exceeding seventy days preceding the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date of allotment of rights, or, subject to contract rights with respect thereto, the

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  date when any  change or conversion or exchange of shares  shall be made or go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or allotment of rights, or to exercise the rights with respect to any such change, conversion or exchange of shares, and in such case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive payment of such dividend or allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of shares on the books of the Company after the record date fixed as aforesaid. The Board of Directors may close the books of the Company against transfer of shares during the whole or any part of such period. When a determination of shareholders entitled to notice of and to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except as otherwise provided by statute.


                                    ARTICLE II

                             MEETINGS OF STOCKHOLDERS

             Section 1. An Annual Meeting of Stockholders of the Company shall be held at such date and time as shall be designated from time to time by the Board of Directors. Each such Annual Meeting shall be held at the principal office of the Company in Kentucky or at such other place as the Board of Directors may designate from time to time.

             Section 2. Special meetings of the stockholders may be called by the Board of Directors or by the holders of not less than 51% of all the votes entitled to be cast on each issue proposed to be considered at the special meeting, or in such other manner as may be provided by statute. Business transacted at special meetings shall be confined to the purposes stated in the notice of meeting.


             Section 3.  Notice  of the time and place of each annual or special meeting of stockholders shall be sent by mail to the recorded address of each stockholder entitled to vote not less than ten or more than sixty days before the date of the meeting, except in cases where other special method of notice may be required by statute, in which case the statutory method shall be followed. The notice of special meeting shall state the object of the meeting. Notice of any meeting of the stockholders may be waived by any stockholder.

             Section 4. At an Annual Meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with the procedures set forth in these By-laws. To be properly brought before the Annual Meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise be a proper matter for consideration and otherwise be properly requested to be brought before the meeting by a stockholder as hereinafter provided. For business to be properly requested to be brought before an Annual Meeting by a stockholder, a stockholder of a class of shares of the Company entitled to vote upon the

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  matter requested to be brought before the meeting (or his  designated proxy as provided below)  must have  given  timely and  proper  notice thereof  to  the
  Secretary.   To be  timely, a stockholder s  notice must be  given by personal delivery or mailed by United States mail, postage prepaid, and received by the Secretary not fewer than sixty calendar days prior to the meeting; provided, however, that in the event that the date of the meeting is not publicly announced by mail, press release or otherwise or disclosed in a public report, information statement, or other filing made with the Securities and Exchange Commission, in either case, at least seventy calendar days prior to the meeting, notice by the stockholder to be timely must be received by the Secretary, as provided above, not later than the close of business on the tenth day following the day on which such notice of the date of the meeting or
  such  public disclosure  or filing was  made.   To be  proper, a stockholder s
  notice  to the Secretary  must be  in writing  and must set  forth as  to each matter the stockholder proposes to bring before the Annual Meeting (a) a description in reasonable detail of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (b) the name and address, as they appear on the Company books, of the stockholder proposing such business or granting a proxy to the proponent or an intermediary, (c) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (d) the name and address of the proponent, if the holder of a proxy from a qualified stockholder of record, and the names and addresses of any intermediate proxies, (e) the class and number of shares of the Company which are beneficially owned by the stockholder, and (f) any
  material interest of the stockholder  or the proponent in such business.   The
  chairman of an Annual Meeting shall determine whether business was properly brought before the meeting, which determination absent manifest error will be conclusive for all purposes.

             Section 5. The Chairman of the Board, if present, and in his absence the President, and the Secretary of the Company, shall act as Chairman and Secretary, respectively, at each stockholders meeting, unless otherwise provided by the Board of Directors prior to the meeting. Unless otherwise determined by the Board of Directors prior to the meeting, the Chairman of the stockholders meeting shall determine the order of business and shall have the authority in his discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the Company or their duly appointed proxies) who may attend any such stockholders meeting, by determining whether any stockholder or his proxy may be excluded from any stockholders meeting based upon any determination by the Chairman, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and by regulating the circumstances in which any person may make a statement or ask questions at any stockholders meeting.

             Section 6. The Company shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.

             Section 7. The Board of Directors may postpone and reschedule any previously scheduled annual or special meeting of stockholders and may adjourn

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  any convened meeting of stockholders to another date and time  as specified by the chairman of the meeting.


                                    ARTICLE III

                                BOARD OF DIRECTORS

             Section 1. The Board of Directors shall consist of no more than eleven and no less than nine members as determined from time to time by resolution of the Board of Directors. Subject to the special rights of the holders of shares of the Preferred Stock and the holders of shares of the Preference Stock to elect Directors as specified in the Articles of Incorporation, the Directors shall be divided into three groups, with each group containing one-third of the total, as near as may be, to be elected and to serve staggered terms as provided in the Articles of Incorporation of the Company. Except as otherwise expressly provided by the Articles of Incorporation, the Board of Directors may accept resignations of individual Directors and may fill, until the first annual election thereafter and until the necessary election shall have taken place, vacancies occurring at any time in the membership of the Board by death, resignation or otherwise. Written notice of such resignation shall be made as provided by law.

             Section 2.  Nominations for  the election of directors  may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if the stockholder has given timely and proper notice thereof to the Secretary. To be timely, a stockholder s notice must be given by personal delivery or mailed by United States mail, postage prepaid, and received by the Secretary not fewer than sixty calendar days or more than ninety calendar days prior to the meeting; provided, however, that in the event that the date of the meeting is not publicly announced by mail, press release or otherwise or disclosed in a public report, information statement or other filing made with the Securities and Exchange Commission, in either case, at least seventy calendar days prior to the meeting, notice by the stockholder to be timely must be so received by the Secretary, as provided above, not later than the close of business on the tenth day following the day on which such notice of the date of the meeting or such public disclosure or filing was made. To be proper, a stockholder s notice of nomination to the Secretary must be in writing and must set forth as to each nominee: (a) the name and address, as they appear on the Company books, of the stockholder who intends to make the nomination or granting a proxy to the proponent or an intermediary; (b) the name and address of the person or persons to be nominated; (c) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by

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  the Board of Directors, provided that (i) such information does not in any way
  violate  any   applicable  Securities  and   Exchange  Commission  regulation,
  including  regulations  concerning  public availability  of  information,  and
  (ii) any information withheld on such basis shall be provided by separate notice at such time as would not be in violation of any applicable Securities and Exchange Commission regulation, such notice to be a supplement to the notice otherwise required herein; (f) the class and number of shares of the Company which are beneficially owned by the stockholder; and (g) the signed consent of each nominee to serve as a director of the Company if so elected.

             Section 3. If the Chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of these By-laws, such nomination shall be void.

             Section 4. The Board of Directors may adopt such special rules and regulations for the conduct of their meetings and the management of the affairs of the Company as they may determine to be appropriate, not inconsistent with law or these By-laws.

             Section 5. A regular meeting of the Board of Directors shall be held as soon as practicable after the annual meeting of stockholders in each year. In addition, regular quarterly meetings of the Board may be held at the general offices of the Company in Kentucky, or at such other place as shall be specified in the notice of such meeting on the last Monday of January, July and October in each year. Written notice of every regular meeting of the Board, stating the time of day at which such meeting will be held, shall be given to each Director not less than two days prior to the date of the meeting. Such notice may be given personally in writing, or by telegraph or other written means of electronic communication, or by depositing the same, properly addressed, in the mail.

             Section 6. Special meetings of the Board may be called at any time by the Chairman of the Board, or the President, or by a Vice-President when acting as President, or by any two Directors. Notice of such meeting, stating the place, day and hour of the meeting shall be given to each Director not less than one day prior to the date of the meeting. Such notice may be given personally in writing, or by telegraph or other written means of electronic communication, or by depositing the same, properly addressed, in the mail.

             Section 7. Notice of any meeting of the Board may be waived by any Director.

             Section 8. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the board, but a less number may adjourn the meeting to some other day or sine die. The Board of Directors shall keep minutes of their proceedings at their meetings. The members of the Board may be paid such fees or compensations for their services as Directors as the Board, from time to time, by resolution, may determine.

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                                    ARTICLE IV

                                    COMMITTEES


             Section 1. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint an Executive Committee of not less than three members of the Board, including the Chairman of the Board, if there be one, and the President of the Company. The Executive Committee may make its own rules of procedure and elect its Chairman, and shall meet where and as provided by such rules, or by resolution of the Board of Directors. A majority of the members of the Committee shall constitute a quorum for the transaction of business. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have all the powers of the Board in the management of the business and affairs of the Company except as limited by statute, including power to authorize the seal of the Company to be affixed to all papers which require it, and, by majority vote of all its members, may exercise any and all such powers in such manner as such Committee shall deem best for the interests of the Company, in all cases in which specific directions shall not have been given by the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board at meetings thereof.

             Section 2. The Board of Directors may appoint other committees, standing or special, from time to time from among their own number, or otherwise, and confer powers on such committees, and revoke such powers and terminate the existence of such committees at its pleasure.

             Section 3. Meetings of any committee may be called in such manner and may be held at such times and places as such committee may by resolution determine, provided that a meeting of any committee may be called at any time by the Chairman of the Board or by the President. Notice of such meeting, stating the place, day and hour of the meeting shall be given to each Director not less than one day prior to the meeting. Such notice may be given personally in writing, or by telegraph or other written means of electronic communication, or by depositing the same, properly addressed, in the mail. Members of all committees may be paid such fees for attendance at meetings as the Board of Directors may determine.

                                     ARTICLE V

                                     OFFICERS

             Section 1. There shall be elected by the Board of Directors in each year, and if practicable at its first meeting after the annual election of Directors, the following principal officers, namely: a President, one or more Vice-Presidents (any one or more of whom may be designated Executive Vice-President or Senior Vice-President), a Secretary, a Treasurer, and a Controller; and the Board may provide for and elect a Chairman of the Board and such other officers and prescribe such duties for them as in its judgment may, from time to time, be required to conduct the business of the Company. If the Board shall elect a Chairman of the Board, the Board may, but need not, designate the Chairman of the Board as the chief executive officer of the Company. In absence of the election of a Chairman of the Board or any such designation, the President shall be the chief executive officer of the Company. All references in the By-laws of the Company to a Vice-President or Vice-Presidents shall include any Executive Vice-President and any Senior Vice-President. All officers, unless sooner removed, shall hold their respective offices until the first meeting of the Board of Directors after the next succeeding annual election of Directors, and until their successors,

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  willing to serve, shall have been elected, but any officer may be removed from office at the pleasure of the Board.

             Section 2. The chief executive officer of the Company (whether the Chairman of the Board or the President) shall have responsibility for the general management and direction, subject to the approval of the Board of Directors and of the Executive Committee, of the business of the Company, including the power to appoint and to remove and discharge any and all agents and employees of the Company not elected or appointed directly by the Board of Directors. He shall have such other power and duties as usually devolve upon the chief executive officer of the corporation and such further powers and duties as may from time to time be prescribed by the Board of Directors.

             Section 3. The Chairman of the Board, if there be one elected and when present, shall preside at all meetings of the Board of Directors, and at all meetings of the stockholders of the Company at which the stockholders shall not choose some other person to preside. He shall be a member of the
  Executive Committee, if there be one, and may attend any meeting of any committee of the Board whether or not he is a member of such committee. The Chairman of the Board, when requested so to do, shall give the President and the Board of Directors of the Company the benefit of his advice and experience with respect to the Company s affairs and, when not designated as the chief executive officer, shall perform such other duties as may be delegated to him by the Board of Directors.

             Section 4. The President, when not designated as the chief executive officer or when not acting as the chief executive officer, shall have such other powers and duties as usually devolve upon the President of a corporation and such further powers and duties as may from time to time be prescribed by the Board of Directors or as may be delegated to him by the Chairman of the Board. The President shall be a member of the Executive Committee, if there be one, and may attend any meeting of any committee of the Board whether or not he is a member of such committee. In the absence or inability of the Chairman of the Board to act, if there be one elected, the powers and duties of the Chairman of the Board (including those as chief executive officer if he shall have been designated as such) shall temporarily devolve upon the President. The President shall, unless a Chairman of the Board shall have been elected and present, preside at all meetings of the Board of Directors and at all meetings of the stockholders at which the stockholders shall not choose some other person to preside. He may, with the approval of the Board of Directors, appoint, to aid him in his duties, an assistant to be known as Assistant to the President, and may assign to said Assistant such duties as he shall think advisable and as shall not be inconsistent with the By-laws of the Company.

             Section 5. Each of the Vice-Presidents shall have such powers and duties as may be prescribed for him by the Board of Directors, or be delegated to him by the Chairman of the Board or the President. In the absence or inability of the President, or in case of his death, resignation or removal from office, the powers and duties of the President shall temporarily devolve upon such of the Vice-Presidents as the Board shall have designated or shall designate for the purpose, and the officer so designated shall have and exercise all powers and duties of the President during such absence or disability, or until the vacancy in the office of President shall be filled.


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             Section 6.  The Secretary shall attend all meetings of the Board of
  Directors and of the Executive Committee, shall keep a true and faithful record thereof in proper books to be provided for that purpose, and shall have the custody and care of the corporate seal, records, minutes and stock books of the Company. He shall also act as Secretary of all stockholders meetings, and keep a record thereof, except as some other person may be selected as Secretary or as may be prescribed for him by the Board or the Executive Committee.

             Section 7. The Treasurer shall have charge of, and be responsible for, the collection, receipt, custody and disbursement of the funds of the Company, and shall deposit its funds in the name of the Company in such banks, trust companies, or safety vaults as he shall select, subject to the approval of the chief executive officer. He shall have the custody of such books, receipted vouchers and other books and papers as in the practical business operations of the Company shall naturally belong in the office or custody of the Treasurer, or shall be placed in his custody by the Board of Directors, by the Executive Committee, by the Chairman of the Board, by the President, or by any one of the Vice-Presidents when acting as or on behalf of the President. He shall sign checks, drafts and other papers providing for the payment of money by the Company for approved purposes in the usual course of business, and shall have such other powers and duties as are commonly incidental to the office of Treasurer, or as may be prescribed for him by the Board or the Executive Committee. He may be required to give bond to the Company for the faithful discharge of his duties in such form and to such amount and with such sureties as shall be determined by the Board of Directors.

             Section 8.  The Controller shall have general  supervision over all books and accounts of the Company relating to receipts and disbursements, and shall arrange the form of all vouchers, accounts, reports and returns required by the various departments. He shall examine the accounts of all officers and employees from time to time, and as often as practicable, and shall see that proper returns are made of all receipts from all sources, and that correct vouchers are turned over to him for all disbursements for any purpose. All bills for the previous month, properly made in detail and certified, shall be submitted to him, and he shall audit and approve the same if found satisfactory and correct, but he shall not approve or audit any voucher unless the charges covered by the voucher have been previously approved through working order, requisition or otherwise by the head of the department in which it originated or unless he shall be otherwise satisfied of its propriety and correctness. He shall have full access to all contracts, correspondence and other papers and records of the Company relating to its business matters, and shall have the custody of its account books, original contracts, and other papers relating to the accounts of the Company, except such as in the practical business operations of the Company shall naturally belong in the custody of the Treasurer, or shall be placed in his custody by the Board of Directors, by the Executive Committee, by the Chairman of the Board, by the President, or by one of the Vice-Presidents when acting as or on behalf of the President. The Controller shall have such other powers and duties as are commonly incidental to the office of Controller or as may be prescribed for him. He may be required to give bond to the Company for the faithful discharge of his duties in such form and to such amount and with such sureties as shall be determined by the Board of Directors.

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             Section 9.  Assistant   Secretaries,   Assistant   Treasurers   and
  Assistant  Controllers,   when  elected,   shall,  respectively,   assist  the
  Secretary, Treasurer and Controller of the Company in the performance of their respective duties assigned to such principal officers, and in assisting his principal officer, each assistant officer shall, for such purpose, have the
  same  powers as  his principal officer.   The  powers and  duties of  any such
  principal officer, shall, except as otherwise ordered by the Board of Directors, temporarily devolve upon his assistant in case of the absence, disability, death, resignation or removal from office of such principal officer.


                                    ARTICLE VI

                                   MISCELLANEOUS

             Section 1.  The  funds of  the Company  shall  be deposited  to its credit in such banks or trust companies as are selected by the Treasurer, subject to the approval of the chief executive officer. Such funds shall be withdrawn only on checks or drafts of the Company for the purpose of the Company, except that such funds may be withdrawn without the issuance of a check or draft (a) to effect a transfer of funds between accounts maintained by the Company at one or more depositaries; (b) to effect the withdrawal of funds, pursuant to resolution of the Board of Directors, for the payment of either commercial paper promissory notes of other entities or government securities purchased by the Company; (c) to effect a withdrawal of funds by the Company pursuant to the terms of any agreement or other document, approved by the Board of Directors, which requires or contemplates payment or payments by the Company by means other than a check or draft; or (d) to effect a withdrawal of funds for such other purpose as the Board of Directors by resolution shall provide. All checks and drafts of the Company shall be signed in such manner and by such officer or officers or such individuals as the Board of Directors, from time to time by resolution, shall determine. Only checks and drafts so signed shall be valid checks or drafts of the Company.

             Section 2. No debt shall be contracted except for current expenses unless authorized by the Board of Directors or the Executive Committee, and no bills shall be paid by the Treasurer unless audited and approved by the Controller or some other person or committee expressly authorized by the Board of Directors or the Executive Committee, to audit and approve bills for payment. All notes of the Company shall be executed by two different officers of the Company. Either or both of such executions may be by facsimile.

             Section 3. The fiscal year of the Company shall close at the end of December annually.


                                    ARTICLE VII

                      INDEMNIFICATION OF DIRECTORS, OFFICERS,
                               EMPLOYEES AND AGENTS

             Section 1. Unless prohibited by law, the Company shall indemnify each of its Directors, officers, employees and agents against expenses (including attorneys fees), judgments, taxes, fines and amounts paid in

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  settlement,  incurred by  such person  in connection  with, and  shall advance expenses (including attorneys fees) incurred by such person in defending any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) to which such person was, is, or is threatened to be made a party by reason of the fact that such person is or was a Director, officer, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan. Advancement of expenses shall be made upon receipt of a written statement of his good faith belief that he has met the standard of conduct as required by statute and a written undertaking, with such security, if any, as the Board may reasonably require, by or on behalf of the person seeking
  indemnification,  to  repay  amounts  advanced   if  it  shall  ultimately  be
  determined that such person is not entitled to be indemnified by the Company.

             Section 2. In addition (and not by way of limitation of) the foregoing provisions of Section 1 of this Article VII and the provisions of the Kentucky Business Corporation Act, each person (including the heirs, executors, administrators and estate of such person) who is or was or had agreed to become a Director, officer, employee or agent of the Company and each person (including the heirs, executors, administrators and estate of such person) who is or was serving or who had agreed to serve at the request of the Directors or any officer of the Company as a Director, officer, employee, trustee, partner or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be indemnified by the Company to the fullest extent permitted by the Kentucky Business Corporation Act or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Company is authorized to enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this
  Article VII. Any repeal or modification of this Article by the stockholders of the Company shall not adversely affect any indemnification of any person hereunder in respect of any act or omission occurring prior to the time of such repeal or modification.

             Section 3. The Company may purchase and maintain insurance on behalf of any person who is or was entitled to indemnification as described above, whether or not the Company would have the power or duty to indemnify such person against such liability under this Article VII or applicable law.

             Section 4.  To  the  extent   required  by   applicable  law,   any
  indemnification of, or advance of expenses to, any person who is or was entitled to indemnification as described above, if arising out of a proceeding by or in the right of the Company, shall be reported in writing to the stockholders with or before the notice of the next stockholders meeting.

             Section 5.  The  indemnification  provided  by  this  Article  VII:
  (a) shall not be deemed exclusive of any other rights to which the Company s Directors, officers, employees or agents may be entitled pursuant to the Articles of Incorporation, any agreement of indemnity, as a matter of law or otherwise; and (b) shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of such person s heirs, executors and administrators.

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                                   ARTICLE VIII

                          AMENDMENT OR REPEAL OF BY-LAWS

             These By-laws may be added to, amended or repealed at any meeting of the Board of Directors, and may also be added to, amended or repealed by the stockholders.






















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